UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2012

COMSTOCK MINING INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-32429 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

1200 American Flat Road, Virginia City, Nevada 89440

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 8, 2012, Comstock Mining Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) between the Company and Global Hunter Securities, LLC, as representative of the several underwriters listed in Schedule A thereto (the “Underwriters”), pursuant to which the Company agreed to sell 7,894,737 shares of the Company’s common stock (the “Shares”) to the Underwriters at a public offering price of $1.90 per share, less an underwriting discount of $0.1172 per share. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties. The foregoing description of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement, which is incorporated herein by reference and is attached hereto as Exhibit 1.1. The offering of the Shares was closed on February 10, 2012.

Copies of the Company’s press releases announcing the pricing and closing of the offering of the Shares are attached to this report as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The opinion of McDonald Carano Wilson LLP regarding the validity of the Shares is attached hereto as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

1.1	Underwriting Agreement dated as of February 8, 2012, between Comstock Mining Inc. and Global Hunter Securities, LLC, as representative of the several underwriters listed in Schedule A thereto.
5.1	Opinion of McDonald Carano Wilson LLP regarding the validity of the Shares.
99.1	Press release dated February 8, 2012 announcing pricing of offering.
99.2	Press release dated February 10, 2012 announcing closing of offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.
Date: February 10, 2012	By:	/s/ Corrado DeGasperis
Name: Corrado DeGasperis Title: President, Chief Executive Officer and Director

EXHIBIT INDEX

1.1	Underwriting Agreement dated as of February 8, 2012, between Comstock Mining Inc. and Global Hunter Securities, LLC, as representative of the several underwriters listed in Schedule A thereto.
5.1	Opinion of McDonald Carano Wilson LLP regarding the validity of the Shares.
99.1	Press release dated February 8, 2012 announcing pricing of offering.
99.2	Press release dated February 10, 2012 announcing closing of offering.